Exhibit 99.1
Freshpet, Inc. Reports First Quarter 2025 Financial Results

Delivers Approximately 18% Net Sales Growth
Strong Operating Performance on Input, Quality and Logistics Costs
Updates 2025 Outlook
Bedminster, N.J. – May 5, 2025 – Freshpet, Inc. (“Freshpet” or the “Company”) (Nasdaq: FRPT) today reported financial results for its first quarter ended March 31, 2025.
First Quarter 2025 Financial Highlights Compared to Prior Year Period
•Net sales of $263.2 million, an increase of 17.6%.
•Net loss of $12.7 million, compared to the prior year period net income of $18.6 million.
•Gross margin of 39.4%, consistent with the prior year period of 39.4%.
•Adjusted Gross Margin of 45.7%, compared to the prior year period of 45.3%.1
•Adjusted EBITDA of $35.5 million, compared to the prior year period of $30.6 million.1

"Despite the recent macro-economic headwinds, we believe Freshpet remains a structurally advantaged business with a long runway for growth in a category with long-term tailwinds. However, our growth year-to-date has not been as robust as we had anticipated so we are adapting our growth plans to the current economic challenges that our consumers are facing while continuing to drive the operational improvements that are essential to our long-term success," commented Billy Cyr, Freshpet’s Chief Executive Officer. “Looking ahead, we believe it is prudent to adjust our 2025 outlook and plan as if the conditions we saw in the first quarter were to continue for the balance of the year. In doing so, we believe we are positioning Freshpet to weather the near-term economic headwinds and deliver long-term shareholder value while serving pets, people and the planet."
First Quarter 2025
Net sales increased 17.6% to $263.2 million for the first quarter of 2025 compared to $223.8 million for the prior year period. The increase in net sales was primarily driven by volume gains of 14.9% and favorable price/mix of 2.7%.
Gross profit was $103.8 million for the first quarter of 2025, compared to $88.2 million for the prior year period. Gross profit as a percentage of net sales remained consistent at 39.4% for both periods, as the benefit from lower input costs and reduced quality costs was fully offset by reduced leverage on plant expenses. For the first quarter of 2025, Adjusted Gross Profit was $120.2 million, or 45.7% as a percentage of net sales, compared to $101.5 million, or 45.3% as a percentage of net sales, for the prior year period.1
Selling, general and administrative expenses (“SG&A”) were $115.3 million for the first quarter of 2025 compared to $79.7 million for the prior year period. SG&A as a percentage of net sales increased by 820 basis points to 43.8% for the first quarter of 2025 compared to 35.6% for the prior year period, primarily due to increased media as a percentage of net sales, higher share-based compensation and non-recurring charges in the current period, including an accounts receivable write-off in connection with the liquidation of one of our pet specialty distributors, an accrual for legal obligations related to the ongoing litigation with Phillips, and termination costs due to a business change in our international go-to-market strategy, partially offset by reduced logistics as a percentage of net sales. Adjusted SG&A for the first quarter of 2025 was $84.7 million, or 32.2% as a percentage of net sales, compared to $70.9 million, or 31.7% as a percentage of net sales, for the prior year period.1

1Adjusted Gross Margin, Adjusted Gross Profit, Adjusted SG&A and Adjusted EBITDA are non-GAAP financial measures. See "Non-GAAP Measures" for how the Company defines these measures and the financial tables that accompany this release for reconciliations of these measures to the closest comparable GAAP measures.

Net loss was $12.7 million for the first quarter of 2025 compared to net income of $18.6 million for the prior year period. The decrease in net income was due to increased SG&A, including increased media spend of $7.7 million and non-recurring charges of $16.9 million, partially offset by contributions from higher sales and reduced logistics costs as a percentage of net sales.
Adjusted EBITDA was $35.5 million for the first quarter of 2025 compared to $30.6 million for the prior year period.1 The increase in Adjusted EBITDA was a result of increased Adjusted Gross Profit, partially offset by higher Adjusted SG&A.
Balance Sheet
As of March 31, 2025, the Company had cash and cash equivalents of $243.7 million with $395.7 million of debt outstanding, net of $6.8 million of unamortized debt issuance costs. For the quarter ended March 31, 2025, cash from operations was $4.8 million, a decrease of $0.6 million compared to the prior year period.
The Company will utilize its balance sheet to support its ongoing capital needs in connection with its long-term capacity plan.
Outlook
For full year 2025, the Company is updating its guidance and now expects the following:
•Net sales in the range of $1.12 billion to $1.15 billion, an increase of 15% to 18% from 2024, compared to $1.18 billion to $1.21 billion, an increase of 21% to 24%, in the previous guidance;
•Adjusted EBITDA in the range of $190 million to $210 million, compared to at least $210 million in the previous guidance; and
•Capital expenditures of ~$225 million, compared to ~$250 million in the previous guidance.
The Company does not provide guidance for net (loss) income, the U.S. GAAP measure most directly comparable to Adjusted EBITDA, and similarly cannot provide a reconciliation between its forecasted Adjusted EBITDA and net (loss) income metrics without unreasonable effort due to the unavailability of reliable estimates for certain components of net (loss) income and the respective reconciliations, including the timing of and amount of costs of goods sold and selling, general and administrative expenses. These items are not within the Company's control and may vary greatly between periods and could significantly impact future results.
Conference Call & Earnings Presentation Webcast Information
As previously announced, today, May 5, 2025, the Company will host a conference call beginning at 8:00 a.m. Eastern Time with members of its leadership team. The conference call webcast will be available live over the Internet through the "Investors" section of the Company's website at www.freshpet.com. To participate on the live call, listeners in North America may dial (844) 512-2921 and international listeners may dial (412) 317-6671; the passcode is 13753287.
About Freshpet
Freshpet's mission is to elevate the way we feed our pets with fresh food that nourishes all. Freshpet foods are blends of fresh meats, vegetables and fruits farmed locally and made at our Freshpet Kitchens. We thoughtfully prepare our foods using natural ingredients, cooking them in small batches at lower temperatures to preserve the natural goodness of the ingredients. Freshpet foods and treats are kept refrigerated from the moment they are made until they arrive at Freshpet Fridges in your local market.
Our foods are available in select grocery, mass, digital, pet specialty, and club retailers across the United States, Canada and Europe, as well as online in the U.S. From the care we take to source our ingredients and make our food, to the moment it reaches your home, our integrity, transparency and social responsibility are the way we like to run our business. To learn more, visit www.freshpet.com.

Connect with Freshpet:
https://www.facebook.com/Freshpet
https://x.com/Freshpet
http://instagram.com/Freshpet

http://pinterest.com/Freshpet
https://www.tiktok.com/@Freshpet
https://www.youtube.com/user/freshpet400
Forward Looking Statements
Certain statements in this release constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the expected impact to our growth plans of current macroeconomic dynamics, our ability to deliver long-term shareholder value and guidance with respect to 2025 net sales, Adjusted EBITDA and capital expenditures. These statements are based on management's current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. While Freshpet believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are several risks and uncertainties which could cause actual results, performance, and achievements to differ materially from those stated or implied by the forward-looking statements described herein, including, most prominently, the risks discussed under the heading “Risk Factors” in the Company's latest annual report on Form 10-K and its quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Freshpet undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.
Non-GAAP Financial Measures
Freshpet uses the following non-GAAP financial measures in its financial communications. These non-GAAP financial measures should be considered as supplements to the U.S. GAAP reported measures, should not be considered replacements for, or superior to, the U.S. GAAP measures and may not be comparable to similarly named measures used by other companies.
•Adjusted Gross Profit
•Adjusted Gross Profit as a percentage of net sales (Adjusted Gross Margin)
•Adjusted SG&A Expenses
•Adjusted SG&A Expenses as a percentage of net sales
•EBITDA
•Adjusted EBITDA
•Adjusted EBITDA as a percentage of net sales (Adjusted EBITDA Margin)
Adjusted Gross Profit: Freshpet defines Adjusted Gross Profit as gross profit before depreciation expense, non-cash share-based compensation and loss on disposal of manufacturing equipment.
Adjusted SG&A Expenses: Freshpet defines Adjusted SG&A as SG&A expenses before depreciation and amortization expense, non-cash share-based compensation, loss on disposal of equipment, distributor transition costs, legal obligation and international business changes.
EBITDA and Adjusted EBITDA: EBITDA represents net (loss) income plus interest expense net of interest income, income tax expense and depreciation and amortization expense, and Adjusted EBITDA represents EBITDA less gain on equity investment, plus non-cash share-based compensation expense, loss on disposal of property, plant and equipment, distributor transition costs, legal obligation, and international business changes.
Management believes that the non-GAAP financial measures are meaningful to investors because they provide a view of the Company with respect to ongoing operating results. The non-GAAP financial measures are shown as supplemental disclosures in this release because they are widely used by the investment community for analysis and comparative evaluation. They also provide additional metrics to evaluate the Company’s operations and, when considered with both the

Company’s GAAP results and the reconciliation to the most comparable U.S. GAAP measures, provide a more complete understanding of the Company’s business than could be obtained absent this disclosure. The non-GAAP measures are not and should not be considered an alternative to the most comparable U.S. GAAP measures or any other figure calculated in accordance with U.S. GAAP, or as an indicator of operating performance. The Company’s calculation of the non-GAAP financial measures may differ from methods used by other companies. Management believes that the non-GAAP measures are important to an understanding of the Company's overall operating results in the periods presented. The non-GAAP financial measures are not recognized in accordance with U.S. GAAP and should not be viewed as an alternative to U.S. GAAP measures of performance.
Investor Contact:
Rachel Ulsh
Rulsh@freshpet.com
Media Contact:
Press@freshpet.com

FRESHPET, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except per share data)

	March 31, 2025	December 31, 2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$243,732	$268,633
Accounts receivable, net of allowance for doubtful accounts	62,654	68,419
Inventories, net	82,017	80,794
Prepaid expenses	13,922	16,026
Other current assets	3,067	3,126
Total Current Assets	405,392	436,998
Property, plant and equipment, net	1,082,203	1,065,869
Deposits on equipment	433	1,047
Operating lease right of use assets	3,057	3,366
Long term investment in equity securities	33,446	33,446
Other assets	34,493	34,152
Total Assets	$1,559,024	$1,574,878
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$42,763	$39,164
Accrued expenses	36,290	56,263
Current operating lease liabilities	1,355	1,322
Current finance lease liabilities	2,166	2,120
Total Current Liabilities	$82,574	$98,869
Convertible senior notes	395,698	395,163
Long term operating lease liabilities	1,863	2,213
Long term finance lease liabilities	29,400	23,273
Total Liabilities	$509,535	$519,518
Commitments and contingencies	—	—
STOCKHOLDERS' EQUITY:
Common stock — voting, $0.001 par value, 200,000 shares authorized, 48,788 issued and 48,774 outstanding on March 31, 2025, and 48,716 issued and 48,702 outstanding on December 31, 2024	49	49
Additional paid-in capital	1,344,775	1,338,160
Accumulated deficit	(294,503)	(281,806)
Accumulated other comprehensive loss	(576)	(787)
Treasury stock, at cost — 14 shares on March 31, 2025 and on December 31, 2024	(256)	(256)
Total Stockholders' Equity	1,049,489	1,055,360
Total Liabilities and Stockholders' Equity	$1,559,024	$1,574,878

FRESHPET, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME
(Unaudited in thousands, except per share data)

	For the Three Months Ended March 31,
	2025	2024
NET SALES	$263,249	$223,849
COST OF GOODS SOLD	159,461	135,691
GROSS PROFIT	103,788	88,158
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	115,285	79,695
(LOSS) INCOME FROM OPERATIONS	(11,497)	8,463
OTHER (EXPENSES) INCOME:
Interest and Other Income, net	2,393	3,335
Interest Expense	(3,459)	(3,060)
Gain on Equity Investment	—	9,918
	(1,066)	10,193
(LOSS) INCOME BEFORE INCOME TAXES	(12,563)	18,656
INCOME TAX EXPENSE	134	54
(LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(12,697)	$18,602
OTHER COMPREHENSIVE INCOME (LOSS):
Change in foreign currency translation	$211	$(118)
TOTAL OTHER COMPREHENSIVE INCOME (LOSS)	211	(118)
TOTAL COMPREHENSIVE (LOSS) INCOME	$(12,486)	$18,484
NET (LOSS) INCOME PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	$(0.26)	$0.38
-DILUTED	$(0.26)	$0.37
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING
-BASIC	48,733	48,320
-DILUTED	48,733	50,049

FRESHPET, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in thousands)

	For the Three Months Ended March 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(12,697)	$18,602
Adjustments to reconcile net (loss) income to net cash flows provided by operating activities:
Provision for loss on accounts receivable	11,452	4
Loss on disposal of property, plant and equipment	744	150
Share-based compensation	8,816	6,221
Inventory obsolescence	—	699
Depreciation and amortization	21,827	15,902
Amortization of deferred financing costs	535	514
Change in operating lease right of use asset	309	379
Gain on equity investment	—	(9,918)
Changes in operating assets and liabilities:
Accounts receivable	(5,609)	(11,757)
Inventories	(2,952)	(7,817)
Prepaid expenses and other current assets	688	548
Other assets	(1,102)	(691)
Accounts payable	4,574	9,909
Accrued expenses	(21,461)	(16,943)
Operating lease liability	(317)	(396)
Net cash flows provided by operating activities	4,807	5,406
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of property, plant and equipment, software and deposits on equipment	(26,491)	(46,473)
Net cash flows used in investing activities	(26,491)	(46,473)
CASH FLOWS FROM FINANCING ACTIVITIES:
Tax withholdings related to net shares settlements of restricted stock units	(2,861)	(223)
Principal payments under finance lease obligations	(513)	(502)
Proceeds from exercise of options to purchase common stock	157	2,815
Net cash flows (used in) provided by financing activities	(3,217)	2,090
NET CHANGE IN CASH AND CASH EQUIVALENTS	(24,901)	(38,977)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	268,633	296,871
CASH AND CASH EQUIVALENTS, END OF PERIOD	$243,732	$257,894

FRESHPET, INC. AND SUBSIDIARIES
RECONCILIATION BETWEEN GROSS PROFIT AND ADJUSTED GROSS PROFIT

	For the Three Months Ended March 31,
	2025	2024
	(Dollars in thousands)
Gross profit	$103,788	$88,158
Depreciation expense	15,179	10,675
Non-cash share-based compensation	1,283	2,622
(Loss) gain on disposal of manufacturing equipment	(5)	21
Adjusted Gross Profit	$120,245	$101,476
Adjusted Gross Profit as a % of Net Sales	45.7%	45.3%

FRESHPET, INC. AND SUBSIDIARIES
RECONCILIATION BETWEEN SG&A EXPENSES AND ADJUSTED SG&A EXPENSES

	For the Three Months Ended March 31,
	2025	2024
	(Dollars in thousands)
SG&A expenses	$115,285	$79,695
Depreciation and amortization expense	5,937	5,070
Non-cash share-based compensation (a)	7,533	3,600
Loss on disposal of equipment	166	129
Distributor transition costs (b)	10,680	—
Legal obligation (c)	4,987	—
International business charges (d)	1,273	—
Adjusted SG&A Expenses	$84,709	$70,896
Adjusted SG&A Expenses as a % of Net Sales	32.2%	31.7%
(a)Includes true-ups to share-based compensation expense in prior period. We have certain outstanding share-based awards with performance-based vesting conditions that require the achievement of certain Adjusted EBITDA margins, Adjusted EBITDA and/or Net Sales targets as a condition of vesting. At each reporting period, we reassess the probability of achieving the performance criteria and the performance period required to meet those targets. When the probability of achieving such performance conditions changes, the compensation cost previously recorded is adjusted as needed. When such performance conditions are deemed to be improbable of achievement, the compensation cost previously recorded is reversed.
(b)Represents a non-recurring loss as a result of an accounts receivable write-off in connection with the liquidation of one of our pet specialty distributors. Concurrent with its liquidation, we transitioned to a new distribution partner, who is a leading pet specialty distributor and who we anticipate will facilitate sales to pet specialty stores. Thus, despite the transitory impact during the first quarter of 2025, our ability to continue to generate sales is consistent with what we would expect to generate within the pet specialty channel.
(c)Represents an accrual for legal obligations related to the ongoing litigation with Phillips.
(d)Represents termination costs due to a business change in our international go-to-market strategy.

FRESHPET, INC. AND SUBSIDIARIES
RECONCILIATION BETWEEN NET (LOSS) INCOME AND ADJUSTED EBITDA

	For the Three Months Ended March 31,
	2025	2024
	(Dollars in thousands)
Net (loss) income	$(12,697)	$18,602
Depreciation and amortization	21,116	15,745
Interest expense, net of interest income	1,064	(275)
Income tax expense	134	54
EBITDA	9,617	34,126
Non-cash share-based compensation (a)	8,816	6,221
Loss on disposal of property, plant and equipment	161	150
Distributor transition costs (b)	10,680	—
Legal obligation (c)	4,987	—
International business charges (d)	1,273	—
Gain on equity investment	—	(9,918)
Adjusted EBITDA	$35,534	$30,579
Adjusted EBITDA as a % of Net Sales	13.5%	13.7%
(a)Includes true-ups to share-based compensation expense in prior period. We have certain outstanding share-based awards with performance-based vesting conditions that require the achievement of certain Adjusted EBITDA margins, Adjusted EBITDA and/or Net Sales targets as a condition of vesting. At each reporting period, we reassess the probability of achieving the performance criteria and the performance period required to meet those targets. When the probability of achieving such performance conditions changes, the compensation cost previously recorded is adjusted as needed. When such performance conditions are deemed to be improbable of achievement, the compensation cost previously recorded is reversed.
(b)Represents a non-recurring loss as a result of an accounts receivable write-off in connection with the liquidation of one of our pet specialty distributors. Concurrent with its liquidation, we transitioned to a new distribution partner, who is a leading pet specialty distributor and who we anticipate will facilitate sales to pet specialty stores. Thus, despite the transitory impact during the first quarter of 2025, our ability to continue to generate sales is consistent with what we would expect to generate within the pet specialty channel.
(c)Represents an accrual for legal obligations related to the ongoing litigation with Phillips.
(d)Represents termination costs due to a business change in our international go-to-market strategy.